UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 11, 2014

Two Rivers Water & Farming Company
(Exact name of registrant as specified in charter)

Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)
Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 221-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders was held on June 11, 2014.  The stockholders: (1) elected all of the Company’s nominees as directors; (2) ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm; and (3) approved the non-binding, advisory resolution on executive compensation.

		For	Withheld	Broker Non-Votes
1.	Election of Directors
	John R. McKowen	12,958,980	25,252	4,424,604
	John Stroh II	12,957,202	27,030	4,424,604
	Dennis Channer	12,952,283	31,949	4,424,604
	Gregg Campbell	12,952,289	31,943	4,424,604
	Gus Blass III	12,964,517	19,715	4,424,604

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of Eide Bailly LLP as the Company’s Independent Registered Public Accounting Firm	17,398,118	4,781	5,937	-0-

		For	Against	Abstentions	Broker Non-Votes
3.	Approve, by non-binding vote, the advisory resolution on executive compensation	11,053,598	466,475	1,464,159	4,424,604

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company
(Registrant)
Date: June 13, 2014	By:	/s/ Wayne Harding
Wayne Harding
Secretary, Chief Financial Officer